UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 18, 2002

Date of Report (Date of earliest event reported)

GLOBALSCAPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30617	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

ITEM 1.          Changes in Control of the Registrant

                Thomas W. Brown and David L. Mann, principals of Brown and Mann GlobalSCAPE-Joint Venture, a Texas general partnership, acquired 9,443,905 shares of GlobalSCAPE, Inc. common stock, par value $0.001 per share, from ATSI Communications, Inc. for $2,250,000 on June 12, 2002.  The shares represent approximately 71% of the issued and outstanding voting shares of GlobalSCAPE common stock.  In addition, Mr. Mann owns 4,800 shares of GlobalSCAPE common stock and Mr. Brown owns 35,500 shares of GlobalSCAPE common stock, of which, 650 shares are held by Mr. Brown’s wife as trustee.*   Brown and Mann GlobalSCAPE-Joint Venture supplied $1,000,000 for the purchase and borrowed $1,250,000 of the funds used in the purchase from Sterling Bank.  The interest rate on the borrowing is Prime plus 1.5% for a 48-month term with quarterly interest payments and graduated principal payments.  The shares of GlobalSCAPE common stock purchased in the transaction secure the loan.  The vacancies left on GlobalSCAPE’s Board by the resignations of Arthur L. Smith and H. Douglas Saathoff were filled by Thomas W. Brown and David L. Mann.

*Mr. Brown disclaims beneficial ownership of the securities held by his wife as trustee.

ITEM 2.          Acquisition or Disposition of Assets

                Contemporaneously with the transaction described in Item 1 above, GlobalSCAPE, Inc. settled the inter-company balance of $612,304 owed to GlobalSCAPE by its former majority shareholder, ATSI Communications, Inc.  The balance was settled for the following:  (a) a $200,000 cash payment by ATSI, (b) the execution of a services agreement whereby ATSI is to provide GlobalSCAPE with $50,000 worth of services over the nine months ending March 11, 2003, and (c) a release by NTFC Capital Corporation of GlobalSCAPE from its obligations as a co-borrower under a capital lease executed by ATSI and GlobalSCAPE in 1999 for the purchase of telecommunications equipment used in ATSI’s business.

The inter-company balance reported by GlobalSCAPE in its 10-Q filed May 15, 2002 was $621,928, including $471,928 reported on GlobalSCAPE’s balance sheet plus an additional $150,000 loan to ATSI reported in the Subsequent Events section of that filing.  Recent activity affecting the inter-company balance includes: (a) the repayment by ATSI of the $150,000 note and the borrowing of an additional $150,000 by ATSI on May 23, 2002, (b) the recognition of $10,102 in interest income on the outstanding loans to ATSI, and (c) a reduction of the inter-company balance of $19,727 for cash contributions ATSI made on GlobalSCAPE’s behalf to employee 401(k) accounts under a jointly managed plan.

In addition, prepaid insurance coverage under a joint policy with ATSI will be lost to GlobalSCAPE as a result of the change in control, resulting in a charge against GlobalSCAPE’s prepaid assets of $27,083.

The settlement of the inter-company balance will result in a charge to GlobalSCAPE of approximately $389,386 in the second quarter of 2002, including the immediate expense of the prepaid insurance.  The $50,000 in services will be expensed as ATSI performs services or when services from ATSI are no longer required.

ITEM 7.          Exhibits

Exhibit No.	Description of Exhibit

10.1	Settlement Agreement and Full and Final Mutual General Release
10.2	Services Agreement
99.1	Press Release issued June 13, 2002

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

GlobalSCAPE, Inc.

Dated: June 18, 2002

By:	/s/	Tim Nicolaou
Tim Nicolaou, CEO